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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Level 3 Communications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-53914, 333-91899, 333-68887, 333-71713, 333-115062, 333-125262, 333-153644, 333-154976, 333-156709, 333-160493, and 333-162854) on Form S-3 and the registration statements (Nos. 333-79533, 333-42465, 333-68447, 333-58691, 333-52697, 333-115472, and 333-115751) on Form S-8 of Level 3 Communications, Inc. of our reports dated February 26, 2010, with respect to the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, cash flows, changes in stockholders' equity and comprehensive loss for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Level 3 Communications, Inc.

/s/ KPMG LLP

Denver, Colorado
February 26, 2010

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Consent of Independent Registered Public Accounting Firm